Exhibit 99.4
THIRD AMENDMENT TO STIPULATION AND ORDER
     THIS THIRD AMENDMENT TO STIPULATION AND ORDER (this “Amendment”) is made and entered into as of the 17th day of July, 2008, by and between David A. Siegel, David A. Siegel Revocable Trust, Central Florida Investments (collectively, the “Shareholders”) and Bluegreen Corporation, a Massachusetts corporation (the “Company”).
     WHEREAS, the Shareholders and the Company and its directors are parties to that certain Stipulation and Order, dated October 16, 2006, as amended by that certain Amendment to Stipulation and Order, dated May 21, 2007 and that certain Second Amendment to Stipulation and Order, dated October 15, 2007 (as so amended, the “Stipulation”), pursuant to which, among other things, the parties thereto settled in full the action among them which was then pending in the United States District Court for the Southern District of Florida;
     WHEREAS, since October 17, 2006, the Shareholders have disposed of 1,160,304 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) beneficially owned by them in accordance with the terms and conditions of the Stipulation and are, and have been at all times, in compliance with the terms and conditions of the Stipulation;
     WHEREAS, as of the date hereof, the Shareholders are the beneficial owners of 8,472,096 shares of Common Stock;
     WHEREAS, the Company previously announced that it may in the future pursue a rights offering to its shareholders of up to $100 million of shares of Common Stock (such rights offering, as the terms and conditions thereof may be amended from time to time by the Board of Directors of the Company, the “Rights Offering”);
     WHEREAS, the Company wishes to allow the Shareholders, pursuant to the terms and conditions of the Rights Offering governing the exercise of basic subscription rights, to acquire shares of Common Stock upon exercise of the basic subscription rights granted to the Shareholders in the Rights Offering by virtue of the Shareholders’ ownership of shares of Common Stock on the record date for the Rights Offering;
     WHEREAS, the Shareholders and the Company desire to further amend the Stipulation so as to permit the Shareholders, pursuant to the terms and conditions of the Rights Offering governing the exercise of basic subscription rights, to acquire shares of Common Stock upon exercise of the basic subscription rights granted to the Shareholders in the Rights Offering by virtue of the Shareholders’ ownership of shares of Common Stock on the record date for the Rights Offering, and to sell their holdings of Common Stock (including any and all shares of Common Stock that may be acquired by the Shareholders in the Rights Offering) over an extended period.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Amendment, the parties hereto agree as follows:
     1. Stipulation. The foregoing premises are true and correct and are incorporated by reference herein as an integral part of this Amendment. Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Stipulation. Except as expressly amended by this Amendment, the Stipulation shall remain unchanged, and the Stipulation, as amended, shall be in full force and effect.
     2. Amendment to Section 1(a) of the Stipulation. The first sentence of Section 1(a) of the Stipulation is hereby deleted in its entirety and is replaced by the following:
(a)
“The Shareholders shall, prior to October 16, 2012, sell and fully divest their beneficial ownership in all of their holdings of Common Stock (including any and all shares of Common Stock that may be acquired by the Shareholders in the Rights Offering).”

     3. Amendment to Section 2(c) of the Stipulation. Section 2(c) of the Stipulation is hereby deleted in its entirety.
     4. Amendment to Section 3(a)(i) of the Stipulation. Section 3(a)(i) of the Stipulation is hereby deleted in its entirety and is replaced by the following:
(i)
“seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company, Levitt Corporation, or BankAtlantic Bancorp, Inc. or any of their respective parents, subsidiaries, affiliates or divisions (each, a “Restricted Entity”); (B) any tender or exchange offer, merger or other business combination involving any Restricted Entity; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to any Restricted Entity; or (D) any “solicitation” of “proxies” (as such terms are used in the Exchange Act and in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of any Restricted Entity; provided however, that nothing herein shall prohibit the Shareholders from (X) disposing of their shares of Common Stock as required by Section 1 of the Stipulation or (Y) acquiring shares of Common Stock upon exercise of the basic subscription rights granted to the Shareholders in any Rights Offering by virtue of the Shareholders’ ownership of shares of Common Stock on the record date for the Rights Offering; provided further however, that, notwithstanding the terms and conditions of the Rights Offering, the Shareholders acknowledge that they are prohibited from acquiring any shares of Common Stock upon exercise of over-subscription rights granted to the Company’s shareholders in the Rights Offering, regardless of whether the Rights Offering is fully subscribed for;”

     5. Shares of Common Stock Acquired in the Rights Offering. The Shareholders acknowledge and agree that the Shareholders’ ownership of any and all shares of Common Stock acquired in the Rights Offering shall be subject to, and governed by, the terms and conditions of the Stipulation and the Rights Plan, including, without limitation, the provisions thereof relating to the sale and voting of the shares of Common Stock owned by the Shareholders.
     6. Rights Plan. The Shareholders and the Company acknowledge and agree that the provisions of Section 6 of the Stipulation shall again be implemented so as to amend Section 1(a) of the Rights Plan to accommodate the amendment of Sections 1(a) and 3(a)(i) of the Stipulation made by this Amendment.
     7. Miscellaneous. This Amendment, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. The captions of this Amendment are not part of the provisions hereof and shall have no force or effect. This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
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IN WITNESS WHEREOF, the Company and the Shareholders have caused this Amendment to be executed on the date first above written.

BLUEGREEN CORPORATION
By:	/s/
Name:
Title:

/s/
David A. Siegel

DAVID A. SIEGEL REVOCABLE TRUST
By:	/s/
Name:
Title:

CENTRAL FLORIDA INVESTMENTS
By:	/s/
Name:
Title:

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